Exhibit 10.1

TWELFTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS TWELFTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 15, 2005 (this “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among General Electric Capital Corporation, as Agent and Lender (“Agent”), Inverness Medical Innovations, Inc. (“Innovations”), Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as borrowers (“Borrowers”), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, Borrowers have notified Agent that Inverness Medical Innovations, Inc., a Delaware corporation (“Innovations”), through a newly formed wholly-owned subsidiary (“Binax Newco”), desires to acquire one hundred percent (100%) of the issued and outstanding stock of Binax, Inc., a Delaware corporation (“Binax”), by way of a merger (the “Binax Merger”) into Binax Newco in exchange for consideration (the “Binax Closing Date Consideration”) of $8,600,000 in cash and 1,433,333 shares of Stock of Innovations, pursuant to which merger Binax Newco shall be the surviving entity;

WHEREAS, in addition to the Binax Closing Date Consideration, under the terms of that certain Agreement and Plan of Merger, dated February 8, 2005, by and among Innovations, Binax, Binax Newco and the other parties listed on the signature pages thereto (the “Binax Merger Agreement”), Innovations shall be required to pay the Contingent Cash Consideration (as defined in the Binax Merger Agreement) of up to $11,000,000 at such time, if any, as the conditions to such payment have been met as set forth in the Binax Merger Agreement;

WHEREAS, the Binax Merger is not a Permitted Acquisition and therefore is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, the formation of Binax Newco (the “Binax Newco Formation”) is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, the issuance of Stock of Innovations (the “Binax Stock Issuance”) as contemplated by the Binax Merger Agreement is prohibited under Section 6.5 of the Credit Agreement;

WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the Binax Merger, Binax Newco Formation and the Binax Stock Issuance on the terms and subject to the conditions set forth herein;

WHEREAS, Borrowers have notified Agent that Innovations, through a newly formed wholly-owned subsidiary (“Ischemia Newco”), desires to acquire one hundred percent

(100%) of the issued and outstanding stock of Ischemia Technologies, Inc.., a Delaware corporation (“Ischemia”), by way of a merger (the “Ischemia Merger”) with and into Ischemia Newco in exchange for consideration (the “Ischemia Closing Date Consideration”) of approximately 968,482 shares of Stock of Innovations and the payment of certain obligations of Ischemia in an amount not to exceed $4,000,000, pursuant to which merger Ischemia shall be the surviving entity;

WHEREAS, the Ischemia Merger is not a Permitted Acquisition and therefore is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, the formation of Ischemia Newco (the “Ischemia Newco Formation”) is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, the issuance of Stock of Innovations (the “Ischemia Stock Issuance”) as contemplated by that certain Agreement and Plan of Merger, dated as of February 15, 2005, by and among Innovations, Ischemia Newco and Ischemia (the “Ischemia Merger Agreement”) is prohibited under Section 6.5 of the Credit Agreement;

WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the Ischemia Merger, Ischemia Newco Formation and the Ischemia Stock Issuance on the terms and subject to the conditions set forth herein;

WHEREAS, notwithstanding the definition of EBITDA as contained in the Credit Agreement as amended by Paragraph 2 below, Agent and Requisite Lenders have agreed that the proceeds of that certain judgment in an amount equal to $8,429,705.60 (the “IMN Settlement Proceeds”) received by IVC Industries, Inc. during the Fiscal Quarter ended March 31, 2005 from Merk, Sumitomo, Tanabe, Reilly, Lonza, Degussa and Nepera  in connection with the Vitamin Products Settlement shall not be required to be subtracted from the consolidated net income of the Reporting Credit Parties; and

WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.                                       Amendment to Credit Agreement.  Annex A of the Credit Agreement is hereby amended as of the Effective Date (as hereinafter defined) by adding the following to the end of the definition of “EBITDA”:

“For purposes of clarifying clause (b)(iii) of this definition, “gains from extraordinary items” shall include any amounts realized by any Person during any fiscal period that are not generated by the operation of such Person’s business in the ordinary course, as well as any judgments, settlements, proceeds or other consideration derived, by such Person during such fiscal period, from any claim, counterclaim, cross-claim or other cause of action of any kind or nature whatsoever, except to the extent that such judgments, settlements, proceeds or other consideration either (A) do not in the aggregate exceed the aggregate amount of legal fees and costs incurred by such Person during the 24-month period ending with such fiscal period in connection with the prosecution of such claims, counterclaims, cross-claims or other causes of action or (B) represent the recovery of items that would otherwise have been included in consolidated net income of that Person had a third party not breached or defaulted on its obligations to such Person.”

3.                                       Consent Regarding IMN Settlement Proceeds.  Agent and Requisite Lenders agree that, notwithstanding the terms of the Credit Agreement and to the extent such amounts are included in consolidated net income, Borrowers shall not be required to subtract the IMN Settlement Proceeds from the consolidated net income of the Reporting Credit Parties for purposes of determining EBITDA of the Reporting Credit Parties.

4.                                       Binax Consent.  As of the Effective Date (as hereinafter defined), Agent and Requisite Lenders (a) consent to the Binax Newco Formation and the consummation of the Binax Merger and the Binax Stock Issuance in accordance with the Binax Merger Agreement and related documentation previously provided to and approved by Agent (the “Draft Binax Merger Documents”), and (b) agree that none of the Binax Newco Formation, the consummation of the Binax Merger or the Binax Stock Issuance on or before April 15, 2005, in each case in accordance with the Draft Binax Merger Documents, shall constitute a breach of the Credit Agreement, provided, however, that the consents and agreements of Agent and Requisite Lenders set forth above are expressly conditioned on satisfaction of all of the following conditions in Agent’s reasonable discretion, and the Borrowers and the other Credit Parties hereby covenant and agree as follows:

(i)                                     that the Credit Parties do not expend any cash in connection with the Binax Merger, the Binax Newco Formation or the Binax Stock Issuance other than (x) for costs and expenses not to exceed $500,000 in the aggregate and (y) pursuant to the Binax Merger Agreement, cash payments to current stockholders of Binax, which shall not exceed (1) $8,600,000 on or about the date the Binax Merger is consummated plus (2) the required withholding amount pursuant to section 2.7 of the Binax Merger Agreement in an amount not to exceed $500,000 plus (3) the amount of the Contingent Cash Consideration as identified in the Binax Merger Agreement at the time the conditions to the payment of the Contingent Cash Consideration (or a portion thereof) have been met under the Binax Merger Agreement; and

(ii)                                  the noncash consideration payable by the Credit Parties in connection with the Binax Merger shall be limited to the issuance of Stock of Innovations pursuant to the Binax Stock Issuance.

5.                                       Agreement by Borrowers and Other Credit Parties Regarding Binax Merger.  The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to the effective date of the Binax Merger (or on or prior to such other date as may be expressly provided below):

(a)                                  Satisfaction of Conditions.  Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii) – (xi) of the Credit Agreement have been satisfied in connection with the Binax Merger (other than the conditions set forth in Sections 6.1(v) and 6.1(ix), which are hereby waived).

(b)                                 Guaranty and Joinder.  Agent shall have received a guaranty and joinder agreement, in form and substance satisfactory to Agent, duly executed by Binax Newco pursuant to which, inter alia, Binax Newco joins the Credit Agreement and the other Loan Documents as a US Credit Party and agrees to guaranty the Obligations of the Credit Parties under the Loan Documents.

(c)                                  Security Interest and Code Filings.

(i)                                     Binax Newco shall have granted a valid first priority perfected security interest (subject to Permitted Encumbrances) in all of its assets to secure the Obligations of the Credit Parties and shall have executed or authorized (as applicable) all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

(ii)                                  Binax Newco shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name Binax Newco or Binax as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of Binax Newco or Binax.

(iii)                               Within sixty (60) days of the effective date of the Binax Merger or such longer period as Agent shall consent to in its sole discretion, Binax Newco shall provide Control Letters from (A) all issuers of uncertificated securities and financial assets held by Binax Newco, (B) all securities intermediaries with respect to all securities accounts and securities entitlements of Binax Newco, and (C) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Binax Newco.

(d)                                 Waivers.  Within sixty (60) days of the effective date of the Binax Merger or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in respect of Binax Newco; provided, that a landlord waiver shall not be required with respect to that certain property located at 217 Read Street, Portland, ME 04103 so long as such premises is vacated within 120 days following the effective date of the effective date of the Binax Merger.

(e)                                  Pledge Amendment.  Agent shall have received a pledge amendment to that certain Amended and Restated Pledge Agreement, dated as of September 30, 2003, by and among Agent and the Credit Parties listed on the signature pages thereto (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”), in form and substance satisfactory to Agent, duly executed by an authorized officer of Innovations, pursuant to which Innovations pledges one hundred percent (100%) of the issued and outstanding Stock of Binax Newco (the “Binax Newco Stock”) to Agent, together with all collateral and ancillary documentation required by the Pledge Agreement, including, without limitation, original certificates representing the Binax Newco Stock pledged by Innovations (with duly executed, undated assignments separate from certificates).

(f)                                    Cash Management.  Within sixty (60) days of the effective date of the Binax Merger or such longer period as Agent shall consent to in its sole discretion, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by Binax Newco and each bank where Binax Newco has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement; provided, that tri-party blocked account agreements shall not be required to be delivered with respect to any deposit accounts currently held by Binax at Key Bank National Association (“Key Bank”) so long as (i) all amounts held in such account shall be swept to an account subject to a tri-party blocked account over which Agent has control no less than 1 time per week and (ii) any such deposit account held by Binax at Key Bank shall be closed within 120 days of the effective date of the Binax Merger.  In addition, so long as any deposit account remains open at Key Bank, Borrowers shall provide Agent with a copy of a monthly statement from Key Bank showing activity in such account for such month.

(g)                                 Schedules.  Agent shall have received updated Schedules to the Credit Agreement, the Amended and Restated Security Agreement, dated as of September 30, 2003, as amended from time to time, by and among Agent that the Credit Parties listed on the signature page thereto, the Pledge Agreement, the Amended and Restated Intellectual Property Security Agreement, dated as of September 30, 2003, as amended from time to time, by and among Agent and the Credit Parties listed on the signature page thereto, and such other Loan Documents as may be required in connection with the joinder of Binax Newco, to reflect the joinder of Binax Newco to such agreements, in form and substance satisfactory to Agent.

(h)                                 Organizational Documents and Good Standing.  Agent shall have received a copy of each of Binax Newco’s and Binax’s (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(i)                                     Bylaws and Resolutions.  Agent shall have received a copy of (i) each of Binax Newco’s and Binax’s bylaws (or foreign equivalent thereof) and all amendments thereto, (ii) resolutions of Binax Newco’s and Binax’s board of directors and, to the extent required under applicable law, stockholders, approving and authorizing the Binax Merger and the execution, delivery and performance of the transaction documents to be executed in connection with the Binax Merger, and (iii) resolutions of Binax Newco’s board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which Binax Newco is, or will be a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of Binax Newco and Binax, as applicable, as being in full force and effect without any modification or amendment as of the Effective Date.

(j)                                     Incumbency.  Agent shall have received a signature and incumbency certificate of the officers of Binax Newco, certified by an officer of Binax Newco as being true, accurate, correct and complete in all respects.

(k)                                  Binax Merger Documents.  Agent shall have received executed copies of the Binax Merger Agreement, together with all amendments thereto, and all documentation delivered in connection therewith (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer of Binax Newco to be true and complete and in full force and effect as of the Effective Date.

(l)                                     Opinion of Counsel.  Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against Binax Newco, (ii) that the Binax Merger was approved by all requisite corporate action by Binax Newco and Binax, and (iii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(m)                               Collateral Assignment of Binax Merger Documents.  Upon Agent’s request, Agent shall have received a collateral assignment of the rights (but not the obligations) of Innovations and/or Binax Newco under the Binax Merger Agreement and other documentation executed in connection with the Binax Merger.

(n)                                 Payment of Indebtedness.  Borrowers shall provide evidence satisfactory to Agent that all of the obligations of Binax to Key Bank under (A) that certain Promissory Note and Line of Credit Agreement between Binax and Key Bank dated July 20, 2004 and (B) under that certain Master Equipment Line of Credit and Promissory Note between Binax and Key Bank National dated July 20, 2004, as well as all related financing documentation as in effect immediately prior to the Effective Date, will be performed and paid in full immediately upon consummation of the Binax Merger and all Liens upon any of the property of Binax or any other Credit Party in respect thereof shall have terminated immediately upon such payment.

(o)                                 Appointment of Agent for Service of Process.  Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for Binax Newco.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 5 on or prior to the date required as set forth above in connection with each such delivery or condition, as applicable, shall constitute an immediate Event of Default under the Credit Agreement.

6.                                       Ischemia Consent.  As of the Effective Date, Agent and Requisite Lenders (a) consent to the Ischemia Newco Formation and the consummation of the Ischemia Merger and the Ischemia Stock Issuance in accordance with the Ischemia Merger Agreement and related documentation previously provided to and approved by Agent (the “Draft Ischemia Merger

Documents”), and (b) agree that none of the Ischemia Newco Formation, the consummation of the Ischemia Merger or the Ischemia Stock Issuance on or before April 15, 2005, in each case in accordance with the Draft Ischemia Merger Documents, shall constitute a breach of the Credit Agreement, provided, however, that the consents and agreements of Agent and Requisite Lenders set forth above are expressly conditioned on satisfaction of all of the following conditions in Agent’s reasonable discretion, and the Borrowers and the other Credit Parties hereby covenant and agree as follows:

(i)                                     that the Credit Parties do not expend any cash in connection with the Ischemia Merger, the Ischemia Newco Formation or the Ischemia Stock Issuance other than (x) for costs and expenses not to exceed $4,000,000 in the aggregate,; and

(ii)                                  the noncash consideration payable by the Credit Parties in connection with the Ischemia Merger shall be limited to the issuance of Stock of Innovations pursuant to the Ischemia Stock Issuance.

7.                                       Agreement by Borrowers and Other Credit Parties Regarding Ischemia Merger.  The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to the effective date of the Ischemia Merger (or on or prior to such other date as may be expressly provided below):

(a)                                  Satisfaction of Conditions.  Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii) – (xi) of the Credit Agreement have been satisfied in connection with the Ischemia Merger (other than the conditions set forth in Sections 6.1(vi) and 6.1(ix), which are hereby waived.

(b)                                 Guaranty and Joinder.  Agent shall have received a guaranty and joinder agreement, in form and substance satisfactory to Agent, duly executed by Ischemia pursuant to which, inter alia, Ischemia joins the Credit Agreement and the other Loan Documents as a US Credit Party and agrees to guaranty the Obligations of the Credit Parties under the Loan Documents.

(c)                                  Security Interest and Code Filings.

(i)                                     Ischemia shall have granted a valid first priority perfected security interest (subject to Permitted Encumbrances) in all of its assets to secure the Obligations of the Credit Parties and shall have executed or authorized (as applicable) all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

(ii)                                  Ischemia shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name Ischemia Newco or Ischemia as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of Ischemia Newco or Ischemia.

(iii)                               Within sixty (60) days of the effective date of the Ischemia Merger or such longer period as Agent shall consent to in its sole discretion, Ischemia shall provide Control Letters from (A) all issuers of uncertificated securities and financial assets held by Ischemia Newco, (B) all securities intermediaries with respect to all securities accounts and securities entitlements of Ischemia Newco, and (C) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Ischemia.

(d)                                 Waivers.  Within sixty (60) days of the effective date of the Ischemia Merger or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in respect of Ischemia; provided that a landlord waiver shall not be required with respect to that certain property located at 4600 West 60th Avenue, Denver CO 80003 so long as the aggregate net book value of all assets held at such property at any time does not exceed $750,000.

(e)                                  Pledge Amendment.  Agent shall have received a pledge amendment to that certain Amended and Restated Pledge Agreement, dated as of September 30, 2003, by and among Agent and the Credit Parties listed on the signature pages thereto (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”), in form and substance satisfactory to Agent, duly executed by an authorized officer of Innovations, pursuant to which Innovations pledges one hundred percent (100%) of the issued and outstanding Stock of Ischemia (the “Ischemia Stock”) to Agent, together with all collateral and ancillary documentation required by the Pledge Agreement, including, without limitation, original certificates representing the Ischemia Stock pledged by Innovations (with duly executed, undated assignments separate from certificates).

(f)                                    Cash Management.  Within sixty (60) days of the effective date of the Ischemia Merger or such longer period as Agent shall consent to in its sole discretion, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by Ischemia and each bank where Ischemia has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement; provided, that tri-party blocked account agreements shall not be required to be delivered with respect to any bank accounts currently held by Ischemia at Silicon Valley Bank, First National Bank of Colorado or Silicon Valley Bank Securities so long as (i) the aggregate value of all amounts held in any such accounts does not exceed $250,000 at any time, and (ii) such accounts are closed within 10 Business Days of the date that any checks written against such accounts on or before the effective date of the Ischemia Merger have been deposited by the payee of such checks and such checks have cleared.

(g)                                 Schedules.  Agent shall have received updated Schedules to the Credit Agreement, the Amended and Restated Security Agreement, dated as of September 30, 2003, as amended from time to time, by and among Agent that the Credit Parties listed on the signature page thereto, the Pledge Agreement, the Amended and Restated Intellectual Property Security Agreement, dated as of September 30, 2003, as amended from time to time, by and among Agent and the Credit Parties listed on the signature page thereto, and such other Loan

Documents as may be required in connection with the joinder of Ischemia, to reflect the joinder of Ischemia to such agreements, in form and substance satisfactory to Agent.

(h)                                 Organizational Documents and Good Standing.  Agent shall have received a copy of each of Ischemia Newco’s and Ischemia’s (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(i)                                     Bylaws and Resolutions.  Agent shall have received a copy of (i) each of Ischemia Newco’s and Ischemia’s bylaws (or foreign equivalent thereof) and all amendments thereto, (ii) resolutions of Ischemia Newco’s and Ischemia’s board of directors and, to the extent required under applicable law, stockholders, approving and authorizing the Ischemia Merger and the execution, delivery and performance of the transaction documents to be executed in connection with the Ischemia Merger, and (iii) resolutions of Ischemia’s board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which Ischemia is, or will be a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of Ischemia Newco and Ischemia, as applicable, as being in full force and effect without any modification or amendment as of the Effective Date.

(j)                                     Incumbency.  Agent shall have received a signature and incumbency certificate of the officers of Ischemia, certified by an officer of Ischemia as being true, accurate, correct and complete in all respects.

(k)                                  Ischemia Merger Documents.  Agent shall have received executed copies of the Ischemia Merger Agreement, together with all amendments thereto, and all documentation delivered in connection therewith (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer of Ischemia to be true and complete and in full force and effect as of the Effective Date.

(l)                                     Opinion of Counsel.  Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against Ischemia, (ii) that the Ischemia Merger was approved by all requisite corporate action by Ischemia Newco and Ischemia, and (iii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(m)                               Collateral Assignment of Ischemia Merger Documents.  Upon Agent’s request, Agent shall have received a collateral assignment of the rights (but not the obligations) of Innovations and/or Ischemia under the Ischemia Merger Agreement and other documentation executed in connection with the Ischemia Merger.

(n)                                 Payment of Indebtedness.  Borrowers shall provide evidence satisfactory to Agent that all of the obligations of Ischemia to Silicon Valley Bank will be performed and paid in full immediately upon consummation of the Ischemia Merger and all

Liens upon any of the property of Ischemia or any other Credit Party in respect thereof shall have terminated immediately upon such payment.

(o)                                 Appointment of Agent for Service of Process.  Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for Ischemia.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 7 on or prior to the date required as set forth above in connection with each such delivery or condition, as applicable, shall constitute an immediate Event of Default under the Credit Agreement.

8.                                       Covenant.  The Credit Parties shall not amend the Draft Binax Merger Documents, the executed Binax Merger Agreement, the Draft Ischemia Merger Documents or the executed Ischemia Merger Agreement without the prior written consent of Agent.  Any failure of the Credit Parties to comply with this covenant (a) with respect to the Draft Binax Merger Documents or the Draft Ischemia Merger Documents shall result in this Amendment becoming immediately null and void and of no further force and effect and (b) with respect to the Binax Merger Agreement or the Ischemia Merger Agreement shall constitute an immediate Event of Default under the Credit Agreement.

9.                                       Representations and Warranties.  To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

(a)                                  The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”): (i) are within such Person’s corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person’s charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

(b)                                 This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

(c)                                  This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

(d)                                 No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

(e)                                  No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party’s right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

(f)                                    The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto, be true and correct on and as of (i) the date hereof, and (ii) the Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

10.                                 No Amendments/Waivers/Consents.  Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

11.                                 Affirmation of Obligations.  Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

12.                                 Outstanding Indebtedness; Waiver of Claims.  Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of March 14, 2005, (a) the outstanding balance of the European Revolving Loan is $11,000,000 and (b) the outstanding balance of the US Revolving Loan is $20,000,000.  Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

13.                                 Fees and Expenses

(a)                                  Amendment Fee.  To induce Agent and the Lenders to enter into this Amendment, Borrowers hereby agree to pay Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $50,000.00 in immediately available funds, payable on the Effective Date (the “Amendment Fee”).

(b)                                 Expenses.  Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith..

14.                                 Effectiveness.  Effectiveness.  Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of March 10, 2005 (the “Effective Date”):

(a)                                  Amendment.  Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Lenders, and each of the Credit Parties.

(b)                                 Payment of Fees and Expenses.  Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, the Amendment Fee and reasonable legal fees and expenses).

(c)                                  Representations and Warranties.  The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof and the Effective Date.

15.                                 GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16.                                 Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS

WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED

By:	/s/Anthony J. Bernardo
Name: Anthony J. Bernardo
Title: Duly Authorized Signatory

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/Keith Kennedy
Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/illegible
Duly Authorized Signatory

UBS AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/Wilfred V. Saint
Duly Authorized Signatory

By:	/s/Juan Zuniga
Duly Authorized Signatory

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH DIAGNOSTICS, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
MORPHEUS ACQUISITION LLC
INVERNESS MEDICAL CANADA INC.
MEDICALE INVERNESS CANADA INC.
INNOVATIONS RESEARCH LLC
ADVANTAGE DIAGNOSTICS CORPORATION

By:	/s/Anthony J. Bernardo
Name: Anthony J. Bernardo
Title: Duly Authorized Signatory

ORGENICS INTERNATIONAL HOLDINGS BV
INVERNESS MEDICAL SWITZERLAND LTD LIAB. CO
UNIPATH DIAGNOSTICS GMBH
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
PREGYMED GMBH
SCANDINAVIAN MICRO BIODEVICES APS
SELFCARE TECHNOLOGY, INC.
VIVA DIAGNOSTIKA – DIAGNOSTISCHE PRODUKTE – GMBH
DMD, DIENSTLEISTUNGEN & VERTRIEB FUR MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL FRANCE, S.A.S.

By:	/s/Paul T. Hempel
Name: Paul T. Hempel
Title: Duly Authorized Signator